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                                                                    EXHIBIT 21.1

             List of Subsidiaries of Olympus Communications, L.P./1/

OLYMPUS COMMUNICATIONS, L.P. (a Delaware limited partnership)

   ADELPHIA CABLE PARTNERS, L.P. (99.98% general partnership interest) (a Delaware limited partnership)

       Key Biscayne Cablevision (50% general partnership interest) (a Pennsylvania general partnership)

       Southeast Florida Cable, Inc. (a Florida corporation)

           Mercom of Florida, Inc. (a Florida corporation)

           Palm Beach Group Cable Inc. (a Florida corporation)

               Palm Beach Group Cable Joint Venture (50% general partnership interest) (a Florida general partnership)

       South Florida Cable Advertising (14.28571% general partnership interest) (a Florida general partnership)

       Timotheos Communications, L.P. (a Delaware limited partnership)/2/

   ADELPHIA TELECOM OF FLORIDA, INC. (a Delaware corporation)

   FT MYERS ACQUISITION LIMITED PARTNERSHIP (a Delaware limited partnership)

       Ft Myers/Gateway LLC (a Delaware limited liability company)

   LEADERSHIP ACQUISITION LIMITED PARTNERSHIP (99.9% general and limited partnership interests held by Olympus and its wholly-owned subsidiaries) (a Delaware limited partnership)

   NATIONAL CABLE ACQUISITION ASSOCIATES, L.P. (a Delaware limited partnership)

       Telemedia Investment Partnership, L.P. (75% general partnership interest)(a Delaware limited partnership)

   OLYMPUS CAPITAL CORPORATION (a Delaware corporation)

   OLYMPUS COMMUNICATIONS HOLDING, LLC (a Delaware limited liability company)

   TELESAT ACQUISITION LIMITED PARTNERSHIP (99.9% general and limited partnership interests held by Olympus and its wholly-owned subsidiaries) (a Delaware limited partnership)

   WEST BOCA ACQUISITION L.P. (99.9% general and limited partnership interests held by Olympus and its wholly-owned subsidiaries) (a Delaware limited partnership)

       Starpoint, Limited Partnership (50.36% limited partnership interest) (a Pennsylvania limited partnership)

           Cable Sentry Corporation (a Florida corporation)

           Automatic Alarms Company, Inc. (a Florida corporation)
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/1/ Ownership of subsidiaries is indicated by indentations. Ownership of each subsidiary is 100% unless otherwise indicated parenthetically or by footnote.

/2/ Adelphia Cable Partners, L.P. and Olympus Communications, L.P. own 99.9% and
    .1%, respectively, of the partnership interests of Timotheos Communications, L.P. (a Delaware limited partnership).